EXHIBIT 4.10



                                 PPL CORPORATION
                    PPL CAPITAL FUNDING[, INC.] or [TRUST II]


      [PPL CAPITAL FUNDING TRUST II _____% PREFERRED SECURITIES DUE _____]
          [PPL CAPITAL FUNDING, INC. _____% DEFERRABLE NOTES DUE ____]



                     [GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY
                                PPL CORPORATION]


                              REMARKETING AGREEMENT


                                     [Date]


[Remarketing Agent]
-------------------
-------------------

Ladies and Gentlemen:

     _________________________________ (the "Remarketing Agent") is undertaking to remarket the [___% Deferrable Notes due _______________ (the "Securities"), issued by PPL Capital Funding, Inc., a Delaware corporation ("Capital Funding"), and unconditionally guaranteed as to payment of principal, premium, if any, and interest by PPL Corporation, a Pennsylvania corporation (the "Company"), pursuant to the Indenture, dated as of _______, among Capital Funding, the Company and _________, as trustee (the "Indenture Trustee") as amended and supplemented by the First Supplemental Indenture to the Indenture, dated _______, relating to the Notes (as amended or supplemented, the "Indenture").] [____% Preferred Securities due ________ (the "Securities"), issued by PPL Capital Funding Trust II (the "Trust"), pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of _________, by and among _____________, [Describe Notes for Preferred Securities]]

     The Remarketing (as defined below) of the Securities is provided for in [an Officer's Certificate relating to and establishing certain terms of the Notes (the "Officer's Certificate").] [the Trust Agreement, the Pledge Agreement and the Purchase Contract Agreement (as defined below).]

     [If a liquidation and dissolution of the Trust shall have occurred prior to the Purchase Contract Settlement Date and the Notes have been distributed to the holders of the Preferred Securities all references herein to "Preferred Securities" shall instead be references to "Notes" and references to "Remarketed

Preferred Securities" shall mean "Remarketed Notes", unless the context otherwise requires.]

SECTION 1.    DEFINITIONS.
              ------------

     (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of _______ (the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, a New York banking corporation, as Purchase Contract Agent and Trustee (the "Purchase Contract Agent"), or in the Officer's Certificate, as the case may be.

     (b) As used in this Agreement, the following terms have the following meanings:

     "Remarketed Securities" means the Securities subject to the Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent after 11:00 a.m. on the fifth Business Day immediately preceding the Purchase Contract Settlement Date;

     "Remarketing" means the remarketing of the Remarketed Securities pursuant to the Remarketing Procedures; and

     "Remarketing Procedures" means the procedures in connection with the Remarketing of the Securities described in [the Officer's Certificate;] [Trust Agreement, other Preferred Security Documents]

     "Subsidiary" has the meaning set forth in Rule 405 under the Securities
Act.

SECTION 2.    APPOINTMENT AND OBLIGATIONS OF THE REMARKETING AGENT.
              -----------------------------------------------------

     (a) The Company and [Capital Funding] [the Trust] hereby appoint ______________ as exclusive remarketing agent (the "Remarketing Agent"), and
______________ hereby (1) accepts appointment as Remarketing Agent, for the purpose of (A) Remarketing Remarketed Securities on behalf of the holders thereof and (B) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures, and (2) accepts and will perform all obligations of the Remarketing Agreement set forth in the [Trust Agreement,] [Officers' Certificate,] the Pledge Agreement and the Purchase Contract Agreement.

     (b) The Remarketing Agent agrees to (1) use reasonable efforts to remarket the Remarketed Securities tendered or deemed tendered to the Remarketing Agent in the Remarketing, (2) notify the Company promptly of the Reset Rate and (3) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

     (c) On the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use reasonable efforts to remarket, at a price at least equal to [100.25%] of the Stated Amount, the Remarketed Securities tendered or deemed tendered for purchase.


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


     (d) If, as a result of the efforts described in Section 2(b), the Remarketing Agent determines that it will be able to remarket all Remarketed Securities tendered or deemed tendered for purchase at a price at least equal to [100.25%] of the Stated Amount prior to 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall set the Reset Rate at a rate per annum (rounded to the nearest one-thousandth of one percent per annum) that the Remarketing Agent determines to be the lowest rate per annum that will enable it to remarket all of the Remarketed Securities tendered or deemed tendered for purchase at a price equal to [100.25%] of the Stated Amount.

     (e) upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall:

          (1) retain [25 basis points (.25%)] of the Stated Amount for the performance of its services as Remarketing Agent hereunder; and

          (2) remit to the Collateral Agent all excess proceeds of the Remarketed Securities subject to the Pledge Agreement.

     (f) If none of the holders of Remarketed Notes elects to have Remarketed Securities remarketed in the Remarketing, the Remarketing Agent shall determine the rate that would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate.

     (g) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Securities tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone DTC, the Indenture Trustee and the Company. In the event of a Failed Remarketing, the Reset Rate shall equal the Two-Year Benchmark Treasury rate plus the Applicable Margin.

     (h) Provided that there has not been a Failed Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone:

          (1) DTC, the [, Property Trustee, the] Indenture Trustee and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Securities sold in the Remarketing;

          (2) each purchaser (or the Depositary Participant thereof) of Remarketed Securities of the Reset Rate and the number of Remarketed Securities such purchaser is to purchase; and

          (3) each purchaser to give instructions to the Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Remarketed Securities purchased through the facilities of DTC.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND [CAPITAL FUNDING] [THE TRUST].
              ----------------------------------------------------------


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


     The Company represents and warrants (i) on and as of the date hereof, (ii) on and as of the date the Prospectus Supplement or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Purchase Contract Settlement Date that:

     (a) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (b) A registration statement on Form S-3 (File No. _________) and an amendment or amendments thereto with respect to the initial offering of the Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act; a registration statement on Form S-3, if required to be filed in connection with the Remarketing also may be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Commission under the Securities Act; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement or registration statements that have become effective and the amendment or amendments to such registration statements have been delivered by the Company to you.

     As used in this Agreement, "Effective Time" means the date and time as of which the last of such registration statements that have become effective or may be filed, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

     "Effective Date" means the date of the Effective Time of such last registration statement;

     "Preliminary Prospectus" means each prospectus included in such last registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Rules and Regulations;

     "Registration Statement" means such last registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and

     "Prospectus" means such final prospectus, as first filed pursuant to Rule 424(b) of the Rules and Regulations.

     Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as


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


of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

     (c) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.

     (d) The Registration Statement, as of the Effective Date, conformed (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations, and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date (as to any Remarketing Materials) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to the statement of eligibility and qualification on Form T-1 of the Indenture Trustee under the Trust Indenture Act, or as to information contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

     (e) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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


     (f) Subsequent to the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus or in any Remarketing Materials, there has not been any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, except in each case as set forth in or contemplated by the Prospectus or any Remarketing Materials.

     (g) The certificate delivered pursuant to paragraph (e) of Section 6 hereof in connection with the issuance and sale of the Remarketed Notes was on the dates on which it was delivered, or will be on the dates on which it is to be delivered, in all material respects true and complete.

     [Capital Funding or Trust Representations, as Applicable]

SECTION 4.    FEES.
              -----

     For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing an amount equal to [25 basis points (.25%)] of the [$25] Stated Amount of the Remarketed Securities.

SECTION 5.    COVENANTS OF THE COMPANY AND [CAPITAL FUNDING] [THE TRUST].
              -----------------------------------------------------------

     Each of the Company and [Capital Funding] [the Trust] covenant and agree as follows:

     (a) (1) To prepare any registration statement or prospectus, if required, in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Securities Act within the period required by the Rules and Regulations;

          (2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

          (3) to file promptly all reports and any definitive proxy or information statements required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Securities;

          (4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.


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


     (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a signed copy (or true conformed copy) of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (c) To furnish the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall request (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture); (ii) the Prospectus and any amended or supplemented Prospectus;
(ii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and (iv) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance; provided that the expense of preparing and filing any such amendment or supplement (i) which is necessary in connection with such a delivery of a prospectus more than nine months after the Remarketing Date or (ii) which relates solely to the activities of the Remarketing Agent shall be borne by the Remarketing Agent.

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that is required by the Securities Act or requested by the Commission.

     (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be reasonably objected to in writing by the Remarketing Agent promptly after reasonable notice.

     (f) As soon as practicable, but in any event not later than 15 months, after the Effective Date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" (which need not be audited) covering a period of at least twelve months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158). The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations.


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


     (g) To take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Remarketed Securities, or to meet any other requirement in connection with this paragraph (g) deemed by the Company to be unduly burdensome.

     (h) To pay (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Securities under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

SECTION 6.    CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS.
              --------------------------------------------------

     The obligations of the Remarketing Agent hereunder are subject to the following conditions:

     (a) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, that, in the judgment of the Remarketing Agent, materially impairs the investment quality of the Notes, in each case other than as set forth in or contemplated by the Registration Statement or Prospectus.

     (c) The representations and warranties of the Company and [Capital Funding] [the Trust] contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and the Company shall have performed in all material respects all covenants and agreements herein contained to be performed on its part at or prior to the Remarketing Date.

     (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of [the President or a Vice President and a financial or accounting officer of the Company] stating that to the best of their knowledge after reasonable investigation:


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


          (i) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission;

          (ii) the representations and warranties of the Company in Section 3 are true and correct in all material respects on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date;

          (iii) the Registration Statement, as of its Effective Date, and the Prospectus and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of PricewaterhouseCoopers LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

     (f) Counsel to the Company shall have furnished to the Remarketing Agent its opinion letter or opinion letters, as the case may be, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent as set forth as Exhibit A hereto.

     [ (g) On or after the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.]

SECTION 7.    INDEMNIFICATION AND CONTRIBUTION.
              ---------------------------------

     (a) The Company and [Capital Funding] [the Trust] agree that they will jointly and severally indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act, against any and all loss, expense, claim, damage or liability to which, jointly or severally, the Remarketing Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Remarketing Materials or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Company and [Capital Funding] [the Trust] agree to reimburse the Remarketing Agent and each person who controls the Remarketing Agent as aforesaid for any reasonable legal or other expenses incurred by the


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


Remarketing Agent or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that neither the Company nor [Capital Funding] [the Trust] shall be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to [Capital Funding] [the Trust] or the Company by or through the Remarketing Agent expressly for use in any such document or arises out of, or is based on, statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of any trustee; and provided further, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus or supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Remarketing Agent (or to the benefit of any person controlling the Remarketing Agent), if a copy of the Prospectus (not including documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of the Remarketed Securities to such person.

     (b) The Remarketing Agent agrees that it will indemnify and hold harmless the Company and [Capital Funding] [the Trust], their officers and directors, and each of them, and each person, if any, who controls the Company and [Capital Funding] [the Trust] within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Remarketing Materials or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such document in reliance upon, and in conformity with, written information furnished to [Capital Funding] [the Trust] or the Company by or through the Remarketing Agent expressly for use in any such document; and, except as hereinafter in this Section provided, the Remarketing Agent agrees to reimburse the Company and [Capital Funding] [the Trust], their officers and directors, and each of them, and each person, if any, who controls the Company and [Capital Funding] [the Trust] within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

     (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 7. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the


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


indemnified party and to any other indemnifying party, defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in Section 7(e) hereof. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Remarketed Securities.

     (d) If the Remarketing Agent or any person entitled to indemnification by the terms of subsection (a) of this Section 7 shall have given notice to the Company and [Capital Funding] [the Trust] of a claim in respect thereof pursuant to Section 7(c) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 7 or if such claim is unavailable under controlling precedent, the Remarketing Agent or such person shall be entitled to contribution from the Company and [Capital Funding] [the Trust] for liabilities and expenses, except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act. In determining the amount of contribution to which the Remarketing Agent or such person is entitled, there shall be considered the relative benefits received by the Remarketing Agent or such person and the Company and [Capital Funding] [the Trust] from the offering of the Remarketed Securities that were the subject of the claim for indemnification (taking into account the portion of the proceeds realized by each), the Remarketing Agent or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and [Capital Funding] [the Trust] and the Remarketing Agent agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

     (f) The indemnity and contribution provided for in this Section 7 and the representations and warranties of the Company, [Capital Funding] [the Trust] and the Remarketing Agent shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, the Company, its directors or officers, [Capital Funding] [the Trust] or any person controlling [Capital Funding] [the Trust], (ii) acceptance of any Remarketed Securities and payment therefor under this Agreement, and (iii) any termination of this Agreement.

SECTION 8.    RESIGNATION AND REMOVAL OF THE REMARKETING AGENT.
              -------------------------------------------------

     The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 15 days' prior written notice, in the case of a resignation, to the Company, DTC and the [Property Trustee] Indenture Trustee and, in the case of a removal, the removed Remarketing Agent, DTC and the [Property Trustee] Indenture Trustee; provided however, that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures.

     In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 4, 5(h) and 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

SECTION 9.    DEALING IN THE REMARKETED SECURITIES.
              -------------------------------------

     The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Securities. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

SECTION 10.   REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE.
              ----------------------------------------------

     The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the [Indenture] [Preferred Security documents]. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement or the [Indenture] [Preferred Security documents] as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part.

SECTION 11.   TERMINATION.
              ------------

     This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section
8. In addition, this Agreement may be terminated (A) by the Company by notifying the Remarketing Agent at any time before the time when the Remarketed Securities are first generally offered by the Remarketing Agent to dealers by letter or telegram, or (B) by the Remarketing Agent by notifying the Company at or prior to 10:00 a.m. (New York City time) on the Remarketing Date by letter or telegram if,

     (a) in the judgement of the Remarketing Agent the sale and delivery of the Remarketed Securities is rendered impracticable or inadvisable because:

          (1) there has been any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or any suspension or limitation of trading of any securities of the Company or Capital Funding on any exchange or in the over-the-counter market; or a general banking moratorium has been declared by Federal or New York authorities;

          (2) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, and such untrue or incorrect statement or information is not corrected in an amendment or supplement to the Registration Statement or Prospectus, or

     (b) prior to that time, any of the events described in Sections 6(b) [or
(g)] shall have occurred.

     If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that (a) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it, and (b) if the Remarketing Agent failed or refused to purchase the Remarketed Securities hereunder, without some reason sufficient hereunder to justify the cancellation or termination of its obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

SECTION 12.   NOTICES.
              --------

     All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to _____________________ Attention: _________________;

     (b) if to the Company or [Capital Funding] [the Trust], shall be delivered or sent by mail, telex or facsimile transmission to Two North Ninth Street, Allentown, Pennsylvania 18101-1179, Attention: Treasurer. (Fax: (610) 774-____).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 13.   PERSONS ENTITLED TO BENEFIT OF AGREEMENT.
              -----------------------------------------

     This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, [Capital Funding] [the Trust] and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14.   SURVIVAL.
              ---------

     The respective indemnities, representations, warranties and agreements of the Company [Capital Funding] [the Trust] and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15.   GOVERNING LAW.
              --------------

     This Agreement shall be governed by, and construed in accordance with, the laws of New York.

SECTION 16.   COUNTERPARTS.
              -------------

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 17.   HEADINGS.
              ---------

     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

     If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.


                                            Very truly yours,

                                            PPL CORPORATION

                                            By:
                                                --------------------------------
                                                  Title:


                                            [PPL CAPITAL FUNDING, INC.] or
                                            [PPL CAPITAL FUNDING TRUST II]


                                             By:
                                                --------------------------------


Accepted:

----------------------------------

By:
   ----------------------------------
      Authorized Representative